JOHN HANCOCK FUNDS III

                         AMENDMENT TO ADVISORY AGREEMENT


     AMENDMENT made this ___ day of ______, 2006, to the Advisory Agreement dated September 21, 2005, as amended, between John Hancock Funds III, a Massachusetts business trust (the "Trust"), and John Hancock Investment Management Services, LLC, a Delaware limited liability company ("JHIMS" or the "Adviser"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.   CHANGE IN APPENDIX A

     Appendix A to this Agreement is revised to add the advisory fees of the following fund:

          International Allocation Portfolio
          John Hancock Classic Value Mega Cap Fund
          John Hancock Global Shareholder Yield Fund


2.   EFFECTIVE DATE

     This Amendment shall become effective with respect to the fund set forth above (the "Fund") on the later of:

(i) the date of its execution, (ii) approval by the Board of Trustees of the Trust of this Amendment, and (iii) if applicable, the date of the meeting of shareholders (or sole shareholder, if applicable) of the Fund called for the purpose of voting on this Amendment, at which meeting this Amendment shall have been approved by the vote of a majority of the outstanding voting securities (as defined in the Investment Company Act of 1940, as amended) of the Fund.

John Hancock Funds III



By:
         Name:
         Title:

JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, LLC


By:
         Name:
         Title:

                                   Appendix A
                  (John Hancock Global Shareholder Yield Fund)
                   (John Hancock Classic Value Mega Cap Fund)

                                                      Between $500       Over $1  billion of
                                 First $500           million and $1     Net Assets
                                 million of Net       billion of Net
Portfolio                        Assets               Assets

John Hancock Global  Shareholder
Yield Fund........................  0.950%            0.925%                0.900%


                                                      Between $2.5       Over $5  billion of
                                  First $2.5          billion and $5     Net Assets
 Portfolio                        billion of Net      billion of Net
                                  Assets              Assets
John Hancock  Classic Value Mega
Cap Fund..........................  0.850%            0.825%                0.800%

     The subadvisory fee for each Fund shall be paid daily to the Adviser. The daily fee will be computed by multiplying the fraction of one over the number of calendar days in the year by the applicable annual rate described in the preceding paragraph, and multiplying this product by the net assets of the Fund as determined in accordance with the Trust's prospectus and statement of additional information as of the close of business on the previous business day on which the Trust was open for business.

     If, with respect to any Fund, this Agreement becomes effective or terminates, or if the manner of determining the subadvisory fee changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.




                      (International Allocation Portfolio)


The Adviser shall serve as investment adviser for the International Allocation Portfolio.

The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to the Fund, a fee as follows (the "Adviser Fee").

The Adviser Fee has two components: (a) a fee on assets invested in funds of John Hancock Funds II and John Hancock Funds III ("Fund Assets") and (b) a fee on assets not invested in Fund Assets ("Other Assets").


The fee on Fund Assets is stated as an annual percentage of the current value of the net assets of the International Allocation Portfolio determined in accordance with the following schedule and that rate is applied to the Fund Assets of the International Allocation Portfolio.

Fee Table for Fund Assets
                                                      First         Excess over
                                               $500 million        $500 million
Net Assets of International Allocation
Portfolio                                       0.050%             0.040%

The fee on Other Assets is stated as an annual percentage of the current value of the net assets of the International Allocation Portfolio determined in accordance with the following schedule and that rate is applied to the Other Assets of International Allocation Portfolio.

Fee Table for Fund Assets
                                                      First         Excess over
                                               $500 million        $500 million
Net Assets of International Allocation
Portfolio                                       0.500%             0.490%


     For purposes of determining Net Assets of the International Allocation Portfolio and calculating the fee on Fund Assets and the fee on Other Assets, the net assets of the International Allocation Portfolio, the net assets of the International Allocation Portfolio invested in Funds Assets and the net assets of the International Allocation Portfolio invested in Other Assets are determined as of the close of business on the previous business day of the Trust.

     The fee on Fund Assets for the International Allocation Portfolio shall be based on the applicable annual Fund Assets fee rate for the International Allocation Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the Fee Table for Funds Assets to the applicable portion of Net Assets of International Allocation Portfolio divided by (ii) Net Assets of International Allocation Portfolio (the "Applicable Annual Affiliated Funds Fee Rate").

     The fee on Other Assets for the International Allocation Portfolio shall be based on the applicable annual Other Assets fee rate for the International Allocation Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the Fee Table for Other Assets to the applicable portions of Net Assets of International Allocation Portfolio divided by (ii) Net Assets of International Allocation Portfolio (the "Applicable Annual Other Assets Fee Rate").

     The fee on Fund Assets for each International Allocation Portfolio shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Affiliated Funds Fee Rate, and multiplying this product by the Fund Assets of the International Allocation Portfolio. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

     The fee on Other Assets for the International Allocation Portfolio shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Other Assets Fee Rate, and multiplying this product by the Other Assets of the International Allocation Portfolio. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

     The daily Adviser Fee for each International Allocation Portfolio shall be the sum of the daily fee on Fund Assets and the daily fee on Other Assets.

     If, with respect to the International Allocation Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Funds Fee Rate or the Applicable Annual Other Assets Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

                                      A-2